EX-99.1

Byline Bancorp, Inc. Reports First Quarter 2018 Financial Results

First Quarter 2018 Highlights

•	Net income of $6.8 million, or $0.22 per diluted share
o	Provision for loan and lease losses was elevated primarily due to a single commercial relationship
•

Net interest margin (“NIM”) improves to 4.45% for the first quarter of 2018, compared to 4.26% for the fourth quarter of 2017. NIM excluding accretion income improves to 4.14% for the first quarter of 2018, compared to 3.96% for the fourth quarter of 2017

•	Loan originations of $65.5 million and lease originations of $21.8 million
•	Loans were $2.3 billion as of March 31, 2018, an increase of $2.9 million over the fourth quarter of 2017, and $136.9 million over the first quarter of 2017
•	Originated loans and leases grew to $1.6 billion as of March 31, 2018, an increase of $45.4 million from the fourth quarter of 2017, and $302.9 million from first quarter of 2017
•	Total deposits were stable at $2.5 billion and core deposits were 85.3% of total deposits
•	Received regulatory and stockholder approval for the First Evanston Bancorp, Inc. acquisition

Chicago, IL, April 26, 2018 – Byline Bancorp, Inc. (the “Company”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $6.8 million, or $0.22 per diluted share, for the first quarter of 2018, compared with a net loss of $766,000, or $0.03 per diluted share, for the fourth quarter of 2017, and net income of $6.6 million, or $0.25 per diluted share, for the first quarter of 2017.

“Our first quarter results reflect solid growth in net interest income and an expanding net interest margin, offset by higher credit costs primarily related to a single commercial relationship,” said Alberto J. Paracchini, President and Chief Executive Officer of Byline Bancorp, Inc. “We continue to see solid loan  growth in our originated portfolio, driven by strong increases in the commercial and industrial and construction portfolios, although payoffs and seasonal fluctuations moderated our overall net loan growth in the quarter. Our loan pipeline remains healthy, which we believe will result in higher levels of loan growth later in 2018.

“We continually evaluate all areas of the organization for opportunities to increase efficiencies. We have identified six branch and two other facilities within our current network that we believe can be consolidated with minimal impact on our customer service levels, convenience, and business development capabilities. We anticipate these consolidations to occur during June 2018. We estimate that the consolidations will result in approximately $1.4 million in one-time charges and approximately $2.0 million in annual cost savings that will be re-invested over time into our infrastructure.

“Completing the First Evanston Bancorp, Inc. acquisition and ensuring a smooth transition for customers and colleagues remains our top priority for 2018. To that end, we have received all required approvals and expect the transaction to close by the end of May 2018. The addition of First Evanston will solidify our position as the largest community bank in Chicago under $10 billion in assets and we believe sets forth a strong foundation for continued growth,” said Mr. Paracchini.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$33,654	$31,896	$30,933	$29,181	$28,396
Interest on taxable securities	4,055	3,679	3,720	3,703	3,790
Interest on tax-exempt securities	174	176	174	151	133
Other interest and dividend income	259	205	217	280	169
Total interest and dividend income	38,142	35,956	35,044	33,315	32,488
INTEREST EXPENSE
Deposits	2,498	2,218	2,112	1,923	1,483
Federal Home Loan Bank advances	1,358	1,009	850	772	660
Subordinated debentures and other borrowings	591	578	670	809	807
Total interest expense	4,447	3,805	3,632	3,504	2,950
Net interest income	$33,695	$32,151	$31,412	$29,811	$29,538

Byline Bancorp, Inc.

The following table presents the quarter-to-date schedule of average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
		March 31,			December 31,
	2018			2017
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$38,490	$80	0.85%	$38,908	$74	0.75%
Loans and leases(1)	2,275,274	33,654	6.00%	2,233,863	31,896	5.66%
Securities available-for-sale	628,879	3,623	2.34%	588,482	3,166	2.13%
Securities held-to-maturity	101,834	611	2.43%	106,367	644	2.40%
Tax-exempt securities(2)	27,480	174	2.57%	27,504	176	2.55%
Total interest-earning assets	$3,071,957	$38,142	5.04%	$2,995,124	$35,956	4.76%
Allowance for loan and lease losses	(17,360)			(16,844)
All other assets	307,474			325,393
TOTAL ASSETS	$3,362,071			$3,303,673
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$186,686	$38	0.08%	$188,457	$31	0.07%
Money market accounts	345,545	370	0.43%	384,864	344	0.35%
Savings	436,935	76	0.07%	436,916	78	0.07%
Time deposits	733,753	2,014	1.11%	709,044	1,765	0.99%
Total interest-bearing deposits	1,702,919	2,498	0.59%	1,719,281	2,218	0.51%
Federal Home Loan Bank advances	363,540	1,358	1.52%	261,888	1,009	1.53%
Other borrowed funds	56,471	591	4.25%	58,794	578	3.90%
Total borrowings	420,011	1,949	1.88%	320,682	1,587	1.96%
Total interest-bearing liabilities	$2,122,930	$4,447	0.85%	$2,039,963	$3,805	0.74%
Non-interest bearing demand deposits	743,827			767,985
Other liabilities	35,779			32,424
Total stockholders’ equity	459,535			463,301
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,362,071			$3,303,673
Net interest spread(3)			4.19%			4.02%
Net interest income		$33,695			$32,151
Net interest margin(4)			4.45%			4.26%

Net loan accretion impact on margin		$2,336	0.31%		$2,301	0.30%
Net interest margin excluding loan accretion(6)			4.14%			3.96%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Net interest income for the first quarter of 2018 was $33.7 million, an increase of $1.5 million, or 4.8%, from $32.2 million for the fourth quarter of 2017.

The increase in net interest income was primarily due to:

•

An increase of $1.8 million in interest and fees on loans and leases, primarily due to the increase in average yield on loans and leases of 24 basis points to 6.00% for the first quarter of 2018 compared to 5.66% for the fourth quarter of 2017; and

•	An increase of $374,000 in interest income on securities, primarily due to additional purchases during the quarter.

Partially offset by:

•	An increase of $349,000 in interest expense on Federal Home Loan Bank advances, primarily due to an increase in advances outstanding during the quarter; and
•	An increase of $280,000 in interest expense on deposits, primarily due to increases in time deposits resulting from promotions during the quarter.

Net interest margin for the first quarter of 2018 was 4.45%, an increase of 19 basis points from the fourth quarter of 2017. The net interest margin increase was primarily driven by the increased loan and lease yields during the quarter. Total net loan accretion on acquired loans contributed 31 basis points to the net interest margin for the first quarter of 2018 and 30 basis points for the fourth quarter of 2017. Net interest margin excluding loan accretion expanded 18 basis points to 4.14% during the first quarter of 2018, compared to 3.96% for the fourth quarter of 2017.

The cost of average total deposits was 0.41% for the first quarter of 2018, an increase of six basis points from the fourth quarter of 2017 due to slightly higher rates on interest bearing deposits, growth in average time deposits of $24.7 million, and a decrease in average non-interest bearing demand deposits of $24.2 million.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $5.1 million for the first quarter of 2018, an increase of $1.8 million compared to $3.3 million for the fourth quarter of 2017. The first quarter provision included allocations of $1.0 million for acquired non-impaired loans, $3.7 million for originated loans and leases and a $451,000 provision for acquired impaired loans. The increased provision during the first quarter of 2018 was mainly due to an increase in a specific reserve on a commercial loan relationship, slight credit deterioration in the government guaranteed acquired non-credit impaired portfolio, and an increase to the general reserve driven by new loan originations.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
NON-INTEREST INCOME
Fees and service charges on deposits	$1,312	$1,304	$1,418	$1,348	$1,219
Net servicing fees	563	704	959	1,076	919
ATM and interchange fees	1,218	1,498	1,495	1,499	1,348
Net gains on sales of securities available-for-sale	—	—	—	—	8
Net gains on sales of loans	7,476	9,036	7,499	8,445	8,082
Other non-interest income	859	97	547	825	732
Total non-interest income	$11,428	$12,639	$11,918	$13,193	$12,308

Non-interest income for the first quarter of 2018 was $11.4 million, a decrease of $1.2 million from $12.6 million for the fourth quarter of 2017.

The decrease in total non-interest income was primarily due to:

•	A decrease of $1.6 million in net gains on sales of loans, primarily due to lower volumes of loans sold;
•	A decrease of $280,000 in ATM and interchange fees, primarily due to the revision of our assessment schedule; and
•	A decrease of $141,000 in net servicing fees, primarily due to the change in fair value of the servicing asset as a result of increases in prepayment speed assumptions on government guaranteed loans.

Partially offset by:

•

An increase of $762,000 in other non-interest income, primarily due to a $189,000 gain on sale of an asset held for sale during the first quarter of 2018, compared to a $384,000 loss on sale of assets held for sale during the fourth quarter of 2017.

During the first quarter of 2018, the Company sold $78.6 million of government guaranteed loans compared to $87.9 million during the fourth quarter of 2017, contributing to the decrease in net gains on sale of loans for the quarter.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
NON-INTEREST EXPENSE
Salaries and employee benefits	$18,278	$17,118	$16,323	$17,226	$16,602
Occupancy expense, net	3,755	3,553	3,301	3,485	3,739
Equipment expense	603	663	630	616	563
Loan and lease related expenses	1,400	1,116	891	801	877
Legal, audit and other professional fees	1,851	2,658	1,608	1,090	1,671
Data processing	2,301	2,284	2,399	2,447	2,409
Net (gain) loss recognized on other real estate owned and other related expenses	(1)	(430)	565	141	(570)
Regulatory assessments	241	299	326	384	184
Other intangible assets amortization expense	767	767	769	769	769
Advertising and promotions	249	232	196	318	289
Telecommunications	418	428	351	396	418
Other non-interest expense	2,057	1,670	3,706	1,576	1,900
Total non-interest expense	$31,919	$30,358	$31,065	$29,249	$28,851

Non-interest expense for the first quarter of 2018 was $31.9 million, an increase of $1.6 million from $30.4 million for the fourth quarter of 2017.

The increase in total non-interest expense was primarily due to:

•	An increase of $1.2 million in salaries and employee benefits, primarily due to merit increases, organizational growth, higher payroll taxes, and increased employer costs related to benefits;
•

A decrease of $429,000 in net gain recognized on other real estate owned and other related expenses, primarily due to a decreased number of sales of other real estate owned properties during the quarter;

•	An increase of $387,000 in other non-interest expense, primarily due to a $223,000 increase in the reserve for unfunded loan commitments; and
•	An increase of $284,000 in loan and lease related expenses, primarily due to further loan originations during the quarter.

Partially offset by:

•

A decrease of $807,000 in legal, audit and other professional fees, primarily due to professional services incurred related to the First Evanston Bancorp, Inc. acquisition compared to the fourth quarter of 2017.

The Company’s efficiency ratio was 69.04% for the first quarter of 2018, compared with 66.06% for the fourth quarter of 2017.

INCOME TAXES

The Company recorded income tax expense of $1.3 million during the first quarter of 2018, an effective tax rate of 16.3%, compared to $11.9 million during the fourth quarter of 2017, a decrease of $10.5 million. The decrease was primarily due to the “H.R. 1”, commonly known as the “Tax Cuts and Jobs

Byline Bancorp, Inc.

Act,” which President Donald Trump signed into law on December 22, 2017. Among other items, the law reduced the federal corporate income tax rate to 21% effective January 1, 2018. As a result of the new 21% corporate federal tax rate, the Company expects its effective tax rate for 2018 to be approximately 27% to 29%.

Also on December 22, 2017, the SEC issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for the Tax Act’s impact. SAB 118 provides a measurement period, not to extend beyond one year from the date of enactment during which a company, acting in good faith, may complete the accounting for the impacts of the Tax Act. At March 31, 2018, the Company’s accounting for the impact of the Tax Act on its net deferred tax assets is based upon reasonable estimates of the tax effects of the Tax Act; however, these estimates may change as additional information and interpretive guidance regarding the provisions of the Tax Act become available. As a result of the rate change, the Company’s net deferred tax assets were required to be revalued during the period in which the new legislation was enacted, and we recorded net income tax expense of $7.2 million during the fourth quarter of 2017, and net income tax benefit of $724,000 during the first quarter of 2018.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $3.5 billion at March 31, 2018, an increase of $96.2 million from $3.4 billion at December 31, 2017, and an increase of $177.7 million compared to $3.3 billion at March 31, 2017.

The increase was primarily due to:

•

An increase in interest bearing deposits with other banks of $71.7 million, primarily due to an increase in deposits with the Federal Reserve Bank at March 31, 2018, due to timing of public funds returning on the last day of the quarter;

•	An increase in securities of $37.9 million due to additional purchases of agency, mortgage-backed, and U.S. Treasury securities during the first quarter of 2018; and
•

An increase in loans and leases of $2.9 million due to an increase of $45.3 million in our originated loan portfolio counteracted by a decrease of $42.4 in our acquired loan portfolio primarily from payoffs.

Partially offset by:

•	A decrease in due from counterparty of $19.8 million due to a decrease in loans sold and not settled at March 31, 2018.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired and acquired non-impaired loans and leases at the dates indicated:

	March 31, 2018		December 31, 2017		March 31, 2017
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$485,324	21.3%	$513,622	22.5%	$380,292	17.7%
Residential real estate	397,516	17.4%	400,571	17.6%	391,940	18.3%
Construction, land development, and other land	110,092	4.8%	97,638	4.3%	89,466	4.2%
Commercial and industrial	470,689	20.6%	416,499	18.3%	323,422	15.1%
Installment and other	3,645	0.2%	3,724	0.2%	2,016	0.0%
Leasing financing receivables	151,468	6.7%	141,329	6.2%	128,666	6.0%
Total originated loans and leases	$1,618,734	71.0%	$1,573,383	69.1%	$1,315,802	61.3%
Acquired impaired loans
Commercial real estate	$157,956	7.0%	$166,712	7.3%	$201,689	9.4%
Residential real estate	139,858	6.1%	144,562	6.4%	169,676	7.9%
Construction, land development, and other land	5,156	0.2%	5,946	0.3%	6,116	0.3%
Commercial and industrial	8,055	0.4%	10,008	0.4%	13,114	0.6%
Installment and other	449	0.0%	462	0.0%	439	0.0%
Total acquired impaired loans	$311,474	13.7%	$327,690	14.4%	$391,034	18.2%
Acquired non-impaired loans and leases
Commercial real estate	$197,589	8.7%	$211,359	9.3%	$240,869	11.2%
Residential real estate	30,785	1.3%	32,085	1.4%	39,791	1.9%
Construction, land development, and other land	1,822	0.1%	1,845	0.1%	9,733	0.6%
Commercial and industrial	89,985	3.9%	94,731	4.1%	111,931	5.2%
Installment and other	36	0.0%	42	0.0%	365	0.0%
Leasing financing receivables	29,993	1.3%	36,357	1.6%	34,009	1.6%
Total acquired non-impaired loans and leases	$350,210	15.3%	$376,419	16.5%	$436,698	20.5%
Total loans and leases	$2,280,418	100.0%	$2,277,492	100.0%	$2,143,534	100.0%
Allowance for loan and lease losses	(17,640)		(16,706)		(11,817)
Total loans and leases, net of allowance for loan and lease losses	$2,262,778		$2,260,786		$2,131,717

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases, non-performing assets, and other real estate owned at the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
Non-accrual loans and leases	$23,626	$15,763	$15,121	$15,296	$7,843
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—	—
Accruing troubled debt restructured loans	1,037	1,061	1,631	981	1,004
Total non-performing loans and leases	24,663	16,824	16,752	16,277	8,847
Other real estate owned	10,466	10,626	13,859	12,684	13,173
Total non-performing assets	$35,129	$27,450	$30,611	$28,961	$22,020
Total non-performing loans and leases as a percentage of total loans and leases	1.08%	0.74%	0.76%	0.76%	0.41%
Total non-performing assets as a percentage of total assets	1.01%	0.82%	0.93%	0.86%	0.67%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	71.52%	99.30%	95.39%	85.82%	133.57%

Byline Bancorp, Inc.

Variances in non-performing assets:

•

Non-performing loans and leases were $24.7 million at March 31, 2018, an increase of $7.8 million from $16.8 million at December 31, 2017, driven mainly by one downgraded commercial loan relationship and one downgraded Small Business Administration (“SBA”) loan, of which approximately $3.3 million is government guaranteed; and

•	Other real estate owned was $10.5 million at March 31, 2018, a decrease of $160,000 from $10.6 million at December 31, 2017.

Non-performing assets consisted of $6.3 million of government guaranteed loans at March 31, 2018.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	March 31,		December 31,		September 30,		June 30,		March 31,
(dollars in thousands)	2018		2017		2017		2017		2017
Allowance for loan and lease losses, beginning of period	$16,706		$15,980		$13,969		$11,817		$10,923
Provision for loan and lease losses	5,115		3,347		3,900		3,515		1,891
Net charge-offs of loans	(4,181)		(2,621)		(1,889)		(1,363)		(997)
Allowance for loan and lease losses, end of period	$17,640		$16,706		$15,980		$13,969		$11,817

Allowance for loan and lease losses to period end total loans held for investment	0.77%		0.73%		0.72%		0.65%		0.55%
Net charge-offs (annualized) to average loans outstanding during the period	0.75%		0.46%		0.34%		0.26%		0.19%
Provision for loan and lease losses to net charge-offs during the period	1.22	x	1.28	x	2.06	x	2.58	x	1.90	x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased from 0.73% at December 31, 2017 to 0.77% at March 31, 2018.

Net Charge-Offs

Net charge-offs during the first quarter of 2018 were $4.2 million, or 0.75% of average loans and leases, on an annualized basis, an increase of $1.6 million compared to $2.6 million, or 0.46% of average loans, during the fourth quarter of 2017, and 0.19% for the first quarter of 2017. The increase was primarily due to a charge-off related to one commercial loan relationship that was downgraded to non-accrual status during the first quarter.

Net charge-offs for the first quarter of 2018 included $1.9 million in the unguaranteed portion an SBA loans and $2.0 million for commercial banking while net charge-offs for the fourth quarter of 2017 included $2.1 million in the unguaranteed portion of SBA loans and $84,000 for commercial banking.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
Non-interest bearing demand deposits	$749,892	$760,887	$753,662	$781,636	$732,267
Interest bearing checking accounts	196,802	186,611	187,232	182,351	192,317
Money market demand accounts	382,282	349,862	418,006	353,304	393,372
Other savings	439,277	437,212	435,536	445,220	446,847
Time deposits (below $100,000)	384,289	368,549	377,929	395,385	407,471
Time deposits ($100,000 and above)	372,005	340,208	348,564	382,702	403,565
Total deposits	$2,524,547	$2,443,329	$2,520,929	$2,540,598	$2,575,839

Total deposits were $2.5 billion at March 31, 2018, an increase of $81.2 million compared to the previous quarter and a decrease of $51.3 million compared to March 31, 2017.

The increase in the current quarter was primarily due to:

•

An increase in time deposits of $47.5 million, from $708.8 million at December 31, 2017 to $756.3 million at March 31, 2018, primarily driven by promotional campaigns implemented for time deposits; and

•	An increase in money market demand deposits of $32.4 million, from $349.9 million at December 31, 2017 to $382.3 million at March 31, 2018.

Partially offset by:

•	A decrease in non-interest bearing demand deposits of $11.0 million, from $760.9 million at December 31, 2017 to $749.9 million at March 31, 2018.

Total borrowings and other liabilities were $474.9 million at March 31, 2018, an increase of $10.7 million from $464.2 million at December 31, 2017.

The increase was primarily due to an increase in Federal Home Loan Bank advances of $18.5 million, from $361.5 million at December 31, 2017 to $380.0 million at March 31, 2018, primarily due to the Bank’s ongoing funding needs. The increase was partially offset by a decrease in accrued expenses and other liabilities of $4.9 million, from $42.6 million at December 31, 2017 to $37.7 million at March 31, 2018, primarily due to loan purchases not yet settled of $9.8 million during the fourth quarter of 2017.

Stockholders’ Equity

Total stockholders’ equity was $462.9 million at March 31, 2018, an increase of $4.4 million from $458.6 million at December 31, 2017, and an increase of $70.9 million from $389.7 million at March 31, 2017.

Byline Bancorp, Inc.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of March 31, 2018:

	Actual		Minimum Capital Required		Required for the Bank to be Considered Well Capitalized
March 31, 2018	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$415,805	16.05%	$207,254	8.00%	N/A	N/A
Bank	372,267	14.34%	207,608	8.00%	$259,510	10.00%
Tier 1 capital to risk weighted assets:
Company	$396,406	15.30%	$155,440	6.00%	N/A	N/A
Bank	352,868	13.60%	155,706	6.00%	$207,608	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$349,468	13.49%	$116,580	4.50%	N/A	N/A
Bank	352,868	13.60%	116,780	4.50%	$168,682	6.50%
Tier 1 capital to average assets:
Company	$396,406	12.14%	$130,626	4.00%	N/A	N/A
Bank	352,868	10.79%	130,845	4.00%	$163,557	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to the Company’s current business and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, April 27, 2018 to discuss its quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (888) 317-6016. A recorded replay can be accessed through May 11, 2018 by dialing (877) 344-7529; passcode: 10118917.

A slide presentation relating to the first quarter 2018 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $3.5 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, non-interest income to total revenues, pre-tax pre-provision return on

Byline Bancorp, Inc.

average assets, tangible book value per share, tangible common equity to tangible assets, and net interest margin excluding loan accretion. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures.

Adjusted net income and earnings per share exclude certain significant items, which include dividends on preferred shares, incremental income tax benefit related to Illinois corporate income tax rate increase, incremental income tax expense or benefit related to federal corporate income tax reduction, impairment charges on assets held for sale, and merger related expense, adjusted for applicable income tax.  Management believes the significant items are not indicative of or useful to measure the Company’s operating performance on an ongoing basis.

Non-interest income to total revenues is non-interest income divided by net interest income plus non-interest income. Management believes that it is standard practice in the industry to present non-interest income as a percentage of total revenue. Accordingly, management believes providing these measures may be useful for peer comparison.

Pre‑tax pre‑provision income is pre‑tax income plus the provision for loan and lease losses. Management believes this metric is important due to the tax benefit resulting from the reversal of the deferred tax asset valuation allowance, the decrease in the federal corporate income tax rate, and the increase in the Illinois state corporate income tax rate.

Pre-tax pre-provision return on average assets is pre-tax income plus the provision for loan and lease losses, divided by average assets. Management believes this metric is important due to the change in tax expense or benefit resulting from the decrease in the federal corporate income tax rate and the increase in the Illinois state income tax rate. The ratio demonstrates profitability excluding the tax provision or benefit and excludes the provision for loan and lease losses.

Tangible common equity is defined as total stockholders’ equity reduced by preferred stock and goodwill and other intangible assets. Management does not consider servicing assets as an intangible asset for purposes of this calculation.

Tangible assets is defined as total assets reduced by goodwill and other intangible assets. Management does not consider servicing assets as an intangible asset for purposes of this calculation.

Tangible book value per share is calculated as tangible common equity, which is stockholders’ equity reduced by preferred stock and goodwill and other intangible assets, divided by total shares of common stock outstanding. Management believes this metric is important due to the relative changes in the book value per share exclusive of changes in intangible assets.

Tangible common equity to tangible assets is calculated as tangible common equity divided by tangible assets, which is total assets reduced by goodwill and other intangible assets. Management believes this

Byline Bancorp, Inc.

measure is important to investors and analysts interested in relative changes in the ratio of total stockholders’ equity to total assets, each exclusive of changes in intangible assets.

Net interest margin excluding loan accretion is calculated as reported net interest margin less the effect of accretion income net of contractual interest collected on acquired loans. Management believes that this metric is important as it illustrates the impact of net accretion income from acquired loans on the net interest margin.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company and its business. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Allyson Pooley/Tony Rossi	Erin O’Neill
Financial Profiles, Inc.	Director of Marketing
IRBY@bylinebank.com	Byline Bank
773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2018	2017	2017	2017	2017
ASSETS
Cash and due from banks	$17,396	$19,404	$16,193	$17,740	$15,541
Interest bearing deposits with other banks	110,645	38,945	46,043	62,081	67,726
Cash and cash equivalents	128,041	58,349	62,236	79,821	83,267
Securities available-for-sale, at fair value	626,057	583,236	584,684	591,933	590,507
Securities held-to-maturity, at amortized cost	112,266	117,163	121,453	127,397	132,897
Restricted stock, at cost	17,177	16,343	10,628	11,978	9,503
Loans held for sale	8,219	5,212	2,087	6,835	23,492
Loans and leases:
Loans and leases	2,280,418	2,277,492	2,216,499	2,149,390	2,143,534
Allowance for loan and lease losses	(17,640)	(16,706)	(15,980)	(13,969)	(11,817)
Net loans and leases	2,262,778	2,260,786	2,200,519	2,135,421	2,131,717
Servicing assets, at fair value	21,615	21,400	21,669	21,424	21,223
Accrued interest receivable	6,971	7,670	7,183	6,961	7,498
Premises and equipment, net	94,014	95,224	96,334	98,891	99,563
Assets held for sale	9,030	9,779	12,938	13,666	13,666
Other real estate owned, net	10,466	10,626	13,859	12,684	13,173
Goodwill	54,562	54,562	51,975	51,975	51,975
Other intangible assets, net	15,991	16,756	17,522	18,290	19,058
Bank-owned life insurance	5,838	5,718	5,680	5,643	6,676
Deferred tax assets, net	47,371	47,376	60,350	58,784	62,925
Due from broker	—	—	—	82,699	—
Due from counterparty	19,987	39,824	21,084	19,257	—
Other assets	21,989	16,106	15,241	16,463	17,573
Total assets	$3,462,372	$3,366,130	$3,305,442	$3,360,122	$3,284,713
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest bearing demand deposits	$749,892	$760,887	$753,662	$781,636	$732,267
Interest bearing deposits:
NOW, savings accounts, and money market accounts	1,018,361	973,685	1,040,774	980,875	1,032,536
Time deposits	756,294	708,757	726,493	778,087	811,036
Total deposits	2,524,547	2,443,329	2,520,929	2,540,598	2,575,839
Accrued interest payable	1,612	1,306	1,184	1,562	1,893
Line of credit	—	—	—	16,150	18,150
Federal Home Loan Bank advances	380,000	361,506	234,559	219,611	209,663
Securities sold under agreements to repurchase	27,815	31,187	30,807	32,429	31,940
Junior subordinated debentures issued to capital trusts, net	27,800	27,647	27,482	27,309	27,130
Accrued expenses and other liabilities	37,662	42,577	30,948	74,732	30,415
Total liabilities	2,999,436	2,907,552	2,845,909	2,912,391	2,895,030
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	25,441
Common stock	293	292	292	292	—
Additional paid-in capital	392,932	391,586	391,040	390,660	313,838
Retained earnings	68,687	61,349	62,311	52,753	57,304
Accumulated other comprehensive loss, net of tax	(9,414)	(5,087)	(4,548)	(6,412)	(6,900)
Total stockholders’ equity	462,936	458,578	459,533	447,731	389,683
Total liabilities and stockholders’ equity	$3,462,372	$3,366,130	$3,305,442	$3,360,122	$3,284,713

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except share and per share data)	2018	2017	2017	2017	2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$33,654	$31,896	$30,933	$29,181	$28,396
Interest on taxable securities	4,055	3,679	3,720	3,703	3,790
Interest on tax-exempt securities	174	176	174	151	133
Other interest and dividend income	259	205	217	280	169
Total interest and dividend income	38,142	35,956	35,044	33,315	32,488
INTEREST EXPENSE
Deposits	2,498	2,218	2,112	1,923	1,483
Federal Home Loan Bank advances	1,358	1,009	850	772	660
Subordinated debentures and other borrowings	591	578	670	809	807
Total interest expense	4,447	3,805	3,632	3,504	2,950
Net interest income	33,695	32,151	31,412	29,811	29,538
PROVISION FOR LOAN AND LEASE LOSSES	5,115	3,347	3,900	3,515	1,891
Net interest income after provision for loan and lease losses	28,580	28,804	27,512	26,296	27,647
NON-INTEREST INCOME
Fees and service charges on deposits	1,312	1,304	1,418	1,348	1,219
Net servicing fees	563	704	959	1,076	919
ATM and interchange fees	1,218	1,498	1,495	1,499	1,348
Net gains on sales of securities available-for- sale	—	—	—	—	8
Net gains on sales of loans	7,476	9,036	7,499	8,445	8,082
Other non-interest income	859	97	547	825	732
Total non-interest income	11,428	12,639	11,918	13,193	12,308
NON-INTEREST EXPENSE
Salaries and employee benefits	18,278	17,118	16,323	17,226	16,602
Occupancy expense, net	3,755	3,553	3,301	3,485	3,739
Equipment expense	603	663	630	616	563
Loan and lease related expenses	1,400	1,116	891	801	877
Legal, audit and other professional fees	1,851	2,658	1,608	1,090	1,671
Data processing	2,301	2,284	2,399	2,447	2,409
Net (gain) loss recognized on other real estate owned and other related expenses	(1)	(430)	565	141	(570)
Regulatory assessments	241	299	326	384	184
Other intangible assets amortization expense	767	767	769	769	769
Advertising and promotions	249	232	196	318	289
Telecommunications	418	428	351	396	418
Other non-interest expense	2,057	1,670	3,706	1,576	1,900
Total non-interest expense	31,919	30,358	31,065	29,249	28,851
INCOME BEFORE PROVISION FOR INCOME TAXES	8,089	11,085	8,365	10,240	11,104
PROVISION (BENEFIT) FOR INCOME TAXES	1,321	11,851	(1,390)	4,094	4,544
NET INCOME (LOSS)	6,768	(766)	9,755	6,146	6,560
Dividends on preferred shares	193	196	195	10,697	189
INCOME AVAILABLE (LOSS ATTRIBUTABLE) TO COMMON STOCKHOLDERS	$6,575	$(962)	$9,560	$(4,551)	$6,371
EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.22	$(0.03)	$0.33	$(0.18)	$0.26
Diluted	$0.22	$(0.03)	$0.32	$(0.18)	$0.25
Weighted average common shares outstanding for basic earnings (loss) per common share	29,291,179	29,246,900	29,246,900	24,667,587	24,616,706
Diluted weighted average common shares outstanding for diluted earnings (loss) per common share	29,913,633	29,246,900	29,752,331	24,667,587	25,078,427

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except share and per share data)	2018	2017	2017	2017	2017
Summary of Operations
Net interest income	$33,695	$32,151	$31,412	$29,811	$29,538
Provision for loan and lease losses	5,115	3,347	3,900	3,515	1,891
Non-interest income	11,428	12,639	11,918	13,193	12,308
Non-interest expense	31,919	30,358	31,065	29,249	28,851
Income before provision for income taxes	8,089	11,085	8,365	10,240	11,104
Provision (benefit) for income taxes	1,321	11,851	(1,390)	4,094	4,544
Net income (loss)	6,768	(766)	9,755	6,146	6,560
Dividends on preferred shares	193	196	195	10,697	189
Net income available (loss attributable) to common stockholders	$6,575	$(962)	$9,560	$(4,551)	$6,371

Earnings per Common Share
Basic earnings (loss) per common share	$0.22	$(0.03)	$0.33	$(0.18)	$0.26
Diluted earnings (loss) per common share	$0.22	$(0.03)	$0.32	$(0.18)	$0.25
Weighted average common shares outstanding (basic)	29,291,179	29,246,900	29,246,900	24,667,587	24,616,706
Weighted average common shares outstanding (diluted)	29,913,633	29,246,900	29,752,331	24,667,587	25,078,427
Common shares outstanding	29,404,048	29,317,298	29,305,400	29,246,900	24,616,706

Key Ratios (annualized where applicable)
Net interest margin	4.45%	4.26%	4.18%	4.02%	4.00%
Cost of deposits	0.41%	0.35%	0.33%	0.30%	0.24%
Efficiency ratio(1)	69.04%	66.06%	69.92%	66.23%	67.11%
Non-interest expense to average assets	3.85%	3.64%	3.73%	3.57%	3.53%
Return (loss) on average stockholders' equity	5.97%	(0.66)%	8.44%	6.21%	6.83%
Return (loss) on average assets	0.82%	(0.09)%	1.17%	0.75%	0.80%
Non-interest income to total revenues(2)	25.33%	28.22%	27.51%	30.68%	29.41%
Pre-tax pre-provision return on average assets(2)	1.59%	1.73%	1.47%	1.68%	1.59%
Non-interest bearing deposits to total deposits	29.70%	31.14%	29.90%	30.77%	28.43%
Deposits per branch	$45,081	$43,631	$44,227	$44,572	$45,190
Loans and leases held for sale and loans and lease held for investment to total deposits	90.66%	93.43%	88.01%	84.87%	84.13%
Deposits to total liabilities	84.17%	84.03%	88.58%	87.23%	88.97%
Tangible book value per common share(2)	$12.99	$12.85	$12.95	$12.55	$11.91

Asset Quality Ratios
Non-performing loans and leases to total loan and leases held for investment, net before ALLL	1.08%	0.74%	0.76%	0.76%	0.41%
ALLL to total loans and leases held for investment, net before ALLL	0.77%	0.73%	0.72%	0.65%	0.55%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.75%	0.46%	0.34%	0.26%	0.19%
Acquisition accounting adjustments(3)	$28,058	$31,693	$34,249	$37,713	$41,024

Capital Ratios
Common equity to assets	13.07%	13.31%	13.59%	13.01%	11.09%
Tangible common equity to tangible assets(2)	11.26%	11.44%	11.73%	11.16%	9.12%
Leverage ratio	12.14%	12.25%	11.95%	11.73%	9.59%
Common equity tier 1 capital ratio	13.49%	13.77%	13.93%	13.61%	10.85%
Tier 1 capital ratio	15.30%	15.27%	15.37%	15.06%	12.94%
Total capital ratio	16.05%	15.98%	16.08%	15.68%	13.49%
(1)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(2)	Represents a non-GAAP financial measure. See Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(3)	Represents the remaining unamortized premium or unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended March 31,
	2018			2017
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$38,490	$80	0.85%	$35,864	$48	0.54%
Loans and leases(1)	2,275,274	33,654	6.00%	2,194,984	28,396	5.25%
Securities available-for-sale	628,879	3,623	2.34%	623,144	3,210	2.09%
Securities held-to-maturity	101,834	611	2.43%	122,134	701	2.33%
Tax-exempt securities(2)	27,480	174	2.57%	18,436	133	2.93%
Total interest-earning assets	$3,071,957	$38,142	5.04%	$2,994,562	$32,488	4.40%
Allowance for loan and lease losses	(17,360)			(11,160)
All other assets	307,474			331,693
TOTAL ASSETS	$3,362,071			$3,315,095
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$186,686	$38	0.08%	$181,903	$27	0.06%
Money market accounts	345,545	370	0.43%	367,273	212	0.23%
Savings	436,935	76	0.07%	446,891	79	0.07%
Time deposits	733,753	2,014	1.11%	790,566	1,165	0.60%
Total interest-bearing deposits	1,702,919	2,498	0.59%	1,786,633	1,483	0.34%
Federal Home Loan Bank advances	363,540	1,358	1.52%	301,375	660	0.89%
Other borrowed funds	56,471	591	4.25%	69,841	807	4.69%
Total borrowings	420,011	1,949	1.88%	371,216	1,467	1.60%
Total interest-bearing liabilities	$2,122,930	$4,447	0.85%	$2,157,849	$2,950	0.55%
Non-interest bearing demand deposits	743,827			716,162
Other liabilities	35,779			51,443
Total stockholders’ equity	459,535			389,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,362,071			$3,315,095
Net interest spread(3)			4.19%			3.85%
Net interest income		$33,695			$29,538
Net interest margin(4)			4.45%			4.00%

Net loan accretion impact on margin		$2,336	0.31%		$1,710	0.23%
Net interest margin excluding loan accretion(6)			4.14%			3.77%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.
(6)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except share and per share data)(ratios annualized, where applcable)	2018	2017	2017	2017	2017
Net interest margin:
Reported net interest margin	4.45%	4.26%	4.18%	4.02%	4.00%
Effect of accretion income on acquired loans	(0.31)%	(0.30)%	(0.29)%	(0.33)%	(0.23)%
Net interest margin excluding accretion	4.14%	3.96%	3.89%	3.69%	3.77%
Total revenues:
Net interest income	$33,695	$32,151	$31,412	$29,811	$29,538
Add: Non-interest income	11,428	12,639	11,918	13,193	12,308
Total revenues	$45,123	$44,790	$43,330	$43,004	$41,846
Non-interest income to total revenues:
Non-interest income	$11,428	$12,639	$11,918	$13,193	$12,308
Total revenues	45,123	44,790	43,330	43,004	41,846
Non-interest income to total revenues	25.33%	28.22%	27.51%	30.68%	29.41%
Pre-tax pre-provision net income:
Pre-tax income	$8,089	$11,085	$8,365	$10,240	$11,104
Add: Provision for loan and lease losses	5,115	3,347	3,900	3,515	1,891
Pre-tax pre-provision net income	$13,204	$14,432	$12,265	$13,755	$12,995
Pre-tax pre-provision return on average assets:
Total average assets	$3,362,071	$3,303,673	$3,307,186	$3,284,665	$3,315,095
Pre-tax pre-provision net income	13,204	14,432	12,265	13,755	12,995
Pre-tax pre-provision return on average assets	1.59%	1.73%	1.47%	1.68%	1.59%
Tangible common equity:
Total stockholders' equity	$462,936	$458,578	$459,533	$447,731	$389,683
Less: Preferred stock	10,438	10,438	10,438	10,438	25,441
Less: Goodwill	54,562	54,562	51,975	51,975	51,975
Less: Core deposit intangibles and other intangibles	15,991	16,756	17,522	18,290	19,058
Tangible common equity	$381,945	$376,822	$379,598	$367,028	$293,209
Tangible assets:
Total assets	$3,462,372	$3,366,130	$3,305,442	$3,360,122	$3,284,713
Less: Goodwill	54,562	54,562	51,975	51,975	51,975
Less: Core deposit intangibles and other intangibles	15,991	16,756	17,522	18,290	19,058
Tangible assets	$3,391,819	$3,294,812	$3,235,945	$3,289,857	$3,213,680
Tangible book value per share:
Tangible common equity	$381,945	$376,822	$379,598	$367,028	$293,209
Shares of common stock outstanding	29,404,048	29,317,298	29,305,400	29,246,900	24,616,706
Tangible book value per share	$12.99	$12.85	$12.95	$12.55	$11.91
Tangible common equity to tangible assets:
Tangible common equity	$381,945	$376,822	$379,598	$367,028	$293,209
Tangible assets	3,391,819	3,294,812	3,235,945	3,289,857	3,213,680
Tangible common equity to tangible assets	11.26%	11.44%	11.73%	11.16%	9.12%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, per share data)	2018	2017	2017	2017	2017
Net income (loss) and earnings per share excluding significant items
Reported Net Income (Loss)	$6,768	$(766)	$9,755	$6,146	$6,560
Significant items:
Incremental income tax benefit of state tax rate change	—	—	(4,790)	—	—
Incremental income tax (benefit) expense attributed to federal income tax reform	(724)	7,154	—	—	—
Impairment charges on assets held for sale		—	951	—	—
Merger related expense	123	1,272	—	—	—
Tax benefit on impairment charges and merger related expenses	(34)	(395)	(386)	—	—
Adjusted Net Income	$6,133	$7,265	$5,530	$6,146	$6,560
Reported Diluted Earnings (Loss) per Share	$0.22	$(0.03)	$0.32	$(0.18)	$0.25
Significant items:
Incremental income tax benefit of state tax rate change	—	—	(0.16)	—	—
Incremental income tax (benefit) expense attributed to federal income tax reform	(0.02)	0.24	—	—	—
Impairment charges on assets held for sale	—	—	0.03	—	—
Merger related expense	0.01	0.04	—	—	—
Tax benefit on impairment charges and merger related expenses	—	(0.01)	(0.01)	—	—
Adjusted Diluted Earnings (Loss) per Share	$0.21	$0.24	$0.18	$(0.18)	$0.25